Exhibit 10.1

FIRST AMENDMENT TO NOMINATING AGREEMENT

This FIRST AMENDMENT TO NOMINATING AGREEMENT (this “Amendment”), dated as of April 18, 2016, is entered into by and between Eagle Bulk Shipping Inc., a Marshall Islands corporation (the “Company”), and GoldenTree Asset Management LP, a Delaware limited partnership (“GoldenTree”), acting in its capacity as investment manager or advisor to certain private investment funds and managed accounts (the “GoldenTree Funds”).

WHEREAS, the Company and GoldenTree entered into that certain Nominating Agreement (the “Nominating Agreement”), dated as of March 30, 2016; and

WHEREAS, the Company and GoldenTree desire to amend the Nominating Agreement pursuant to Section 5.9(a) of the Nominating Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.     Definitions. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Nominating Agreement.

Section 2.       Amendments. The Nominating Agreement is hereby amended as follows:

(a)     The definition of “Additional Equity Issuance” in Section 1.1 is amended to replace the reference therein to (i) “Item 5 of Schedule 10” with “Item 7 of Schedule 10” and (ii) “Schedule 2(b)” with “Schedule 2”.

(b)     The definition of “Initial Equity Issuance” in Section 1.1 is amended to replace the reference therein to “Schedule 2(a)” with “Schedule 2”.

(c)      Section 2.1(a) is deleted in its entirety and replaced with the following:

“From the date hereof and for so long as the GoldenTree Funds and their Affiliates collectively Beneficially Own a number of shares of Company Common Stock equal to or greater than (i) 80% of the GoldenTree Pro Forma Shares and (ii) 5% of the shares of Company Common Stock at any time outstanding (such amounts together, the “GoldenTree Threshold Amount”), GoldenTree shall have the right to designate one individual to serve as a member of the Board (the “GoldenTree Nominee”) subject to the terms and conditions and in accordance with the procedures herein, and the Board shall include on one committee of the Board such GoldenTree Nominee to serve on such committee of the Board, which committee shall be selected by GoldenTree (subject to any independence requirement imposed by law or by the rules of any national securities exchange on which the Company Common Stock may be listed or traded).”

Section 3.     Integration; Effect of this Amendment. The provisions set forth in this Amendment shall be deemed to be and shall be construed as a part of the Nominating Agreement to the same extent as if fully set forth verbatim therein. All references in the Nominating Agreement or any other agreements, instruments and documents executed and delivered in connection therewith to the “Agreement” shall be deemed to refer to the Nominating Agreement as amended by this Amendment. Except as expressly specified herein, no other amendments to the Nominating Agreement are intended by the parties hereto, and the Nominating Agreement shall, except as expressly specified herein, remain unmodified and in full force and effect.

Section 4.     Miscellaneous. The provisions of Article IV (Representations and Warranties) and Article V (Miscellaneous) of the Nominating Agreement shall apply mutatis mutandis to this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered, all as of the date first set forth above.

EAGLE BULK SHIPPING INC.

By:	/S/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

Signature Page to First Amendment to Nominating Agreement

GOLDENTREE ASSET MANAGEMENT LP,

in its capacity as investment manager or advisor

to the GoldenTree Funds

By:	/S/ Peter Alderman
Name: Peter Alderman Title: Vice President

Signature Page to First Amendment to Nominating Agreement